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                                                                   EXHIBIT 23.6

                    CONSENT OF J.C. BRADFORD & CO., L.L.C.

  We hereby consent to the use of our name and to the description of our opinion letter, dated January 6, 1998, under the caption "PLAN OF MERGER-- Opinion of Phoenix's Financial Advisor" in, and to the inclusion of such opinion letter as Exhibit B to, the Proxy Statement/Prospectus, which is part of the Registration Statement on Form S-4 of Qwest Communication International Inc. filed with the Securities and Exchange Commission on February 12, 1998. In giving such consent, we do not admit that we came within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          J.C. Bradford & Co, L.L.C.
Nashville, Tennessee
Dated: February 12, 1998
                                             /s/ N.B. Forrest Shoaf
                                          By __________________________________
                                             N.B. FORREST SHOAF
                                             SENIOR VICE PRESIDENT